Exhibit 99.1

Contact: Darren Daugherty Director, Investor Relations (281) 492-5370

Diamond Offshore Announces Fourth Quarter 2015 Results

•	Reports loss of $1.79 per share

•	Records after-tax impairment charge of $2.68 per share

•	Discontinues quarterly cash dividend

HOUSTON, February 8, 2016 — Diamond Offshore Drilling, Inc. (NYSE: DO) today reported a fourth quarter 2015 net loss of $245 million, a loss of $1.79 per diluted share, compared to net income of $99 million, or $0.72 per diluted share, in the fourth quarter of 2014. Results for the quarter included a non-cash charge of $499 million associated with the impairment of nine drilling units, which resulted in an after-tax charge of $2.68 per share. Revenues in the fourth quarter of 2015 were $556 million, compared to revenues of $675 million in the fourth quarter of 2014.

For full year 2015, Diamond Offshore reported a net loss of $274 million or a loss of $2.00 per diluted share, compared to net income of $387 million, or $2.81 per diluted share, in 2014. Results for the full year included non-cash charges of $860 million associated with the impairment of 17 drilling units, which resulted in an after-tax charge of $5.05 per share. Revenues for full year 2015 were $2.419 billion, compared to $2.815 billion in 2014.

Diamond Offshore also announced that its Board of Directors has discontinued the quarterly cash dividend of $0.125 per share, which will preserve an additional $69 million on an annual basis.

“Given the severe and prolonged downturn in industry fundamentals, we believe it is prudent to bolster our already strong balance sheet,” said Marc Edwards, President and Chief Executive Officer. “By conserving additional cash, we will have increased flexibility to manage the company through difficult market conditions and position ourselves for the eventual recovery in offshore drilling.”

CONFERENCE CALL

A conference call to discuss Diamond Offshore’s earnings results has been scheduled for 7:30 a.m. CST today. A live webcast of the call will be available online on the Company’s website, www.diamondoffshore.com. Those interested in participating in the question and answer session should dial 800-247-9979 or 973-321-1100, for international callers. The conference ID number is 26416613. An online replay will also be available on www.diamondoffshore.com following the call.

ABOUT DIAMOND OFFSHORE

Diamond Offshore is a leader in offshore drilling, providing contract drilling services to the energy industry around the globe. Additional information and access to the Company’s SEC filings are available at www.diamondoffshore.com. Diamond Offshore is owned 53% by Loews Corporation (NYSE: L).

FORWARD-LOOKING STATEMENTS

Statements contained in this press release or made during the above conference call that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this press release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These risk factors include, among others, risks associated with worldwide demand for drilling services, level of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, impairments and retirements, declaration of dividends, operating risks, changes in tax laws and rates, regulatory initiatives and compliance with governmental regulations, construction of new builds, casualty losses, and various other factors, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

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DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues:
Contract drilling	$544,129	$674,376	$2,360,184	$2,737,126
Revenues related to reimbursable expenses	11,434	945	59,209	77,545

Total revenues	555,563	675,321	2,419,393	2,814,671

Operating expenses:
Contract drilling, excluding depreciation	256,393	358,655	1,227,864	1,523,623
Reimbursable expenses	11,146	698	58,050	76,091
Depreciation	114,448	131,712	493,162	456,483
General and administrative	15,574	19,923	66,462	81,832
Impairment of assets	499,367	—	860,441	109,462
Restructuring and separation costs	1,043	—	9,778	—
(Gain) loss on disposition of assets	(2,309)	2,230	(2,290)	(5,382)

Total operating expenses	895,662	513,218	2,713,467	2,242,109

Operating (loss) income	(340,099)	162,103	(294,074)	572,562

Other income (expense):
Interest income	1,526	157	3,322	801
Interest expense	(23,134)	(15,997)	(93,934)	(62,053)
Foreign currency transaction gain	1,511	6,923	2,465	3,199
Other, net	171	84	873	682

(Loss) income before income tax (expense) benefit	(360,025)	153,270	(381,348)	515,191

Income tax benefit (expense)	114,641	(54,427)	107,063	(128,180)

Net (loss) income	$(245,384)	$98,843	$(274,285)	$387,011

(Loss) income per share:
Basic	$(1.79)	$0.72	$(2.00)	$2.82

Diluted	$(1.79)	$0.72	$(2.00)	$2.81

Weighted average shares outstanding:
Shares of common stock	137,159	137,148	137,157	137,473
Dilutive potential shares of common stock	—	59	—	50

Total weighted average shares outstanding	137,159	137,207	137,157	137,523

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended
	December 31,	September 30,	December 31,
	2015	2015	2014
REVENUES
Floaters:
Ultra-Deepwater	$395,798	$376,195	$285,991
Deepwater	92,125	136,668	115,777
Mid-Water	44,766	69,500	231,933

Total Floaters	532,689	582,363	633,701
Jack-ups	11,440	16,673	40,675

Total Contract Drilling Revenue	$544,129	$599,036	$674,376

Revenues Related to Reimbursable Expenses	$11,434	$10,706	$945

CONTRACT DRILLING EXPENSE
Floaters:
Ultra-Deepwater	$147,991	$156,107	$133,103
Deepwater	60,010	67,630	66,093
Mid-Water	28,767	35,784	119,763

Total Floaters	236,768	259,521	318,959
Jack-ups	10,749	12,507	25,268
Other	8,876	5,916	14,428

Total Contract Drilling Expense	$256,393	$277,944	$358,655

Reimbursable Expenses	$11,146	$10,476	$698

OPERATING (LOSS) INCOME
Floaters:
Ultra-Deepwater	$247,807	$220,088	$152,888
Deepwater	32,115	69,038	49,684
Mid-Water	15,999	33,716	112,170

Total Floaters	295,921	322,842	314,742
Jack-ups	691	4,166	15,407
Other	(8,876)	(5,916)	(14,428)
Reimbursable expenses, net	288	230	247
Depreciation	(114,448)	(118,086)	(131,712)
General and administrative expense	(15,574)	(16,888)	(19,923)
Impairment of assets	(499,367)	(2,546)	—
Restructuring and separation costs	(1,043)	(1,574)	—
Gain (loss) on disposition of assets	2,309	(794)	(2,230)

Total Operating (Loss) Income	$(340,099)	$181,434	$162,103

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31,	December 31,
	2015	2014
ASSETS

Current assets:
Cash and cash equivalents	$119,028	$233,623

Marketable securities	11,518	16,033

Accounts receivable, net of allowance for bad debts	405,370	463,862

Prepaid expenses and other current assets	119,479	185,541

Assets held for sale	14,200	—

	669,595	899,059

Drilling and other property and equipment, net of accumulated depreciation	6,378,814	6,945,953

Other assets	116,480	176,277

Total assets	$7,164,889	$8,021,289

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current portion of long-term debt	$—	$249,962

Short-term borrowings	286,589	—

Other current liabilities	339,134	606,684

Long-term debt	1,994,773	1,994,526

Deferred tax liability	276,529	530,394

Other liabilities	155,094	188,160

Stockholders’ equity	4,112,770	4,451,563

Total liabilities and stockholders’ equity	$7,164,889	$8,021,289

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

AVERAGE DAYRATES AND UTILIZATION

(Dayrate in thousands)

	Fourth Quarter 2015			Third Quarter 2015			Fourth Quarter 2014
	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)
Ultra-Deepwater Floaters	$531	70%	95.5%	$479	71%	96.8%	$493	66%	90.2%

Deepwater Floaters	$337	42%	97.7%	$361	59%	90.3%	$431	48%	97.3%

Mid-Water Floaters	$249	24%	97.8%	$289	31%	97.5%	$270	55%	96.8%

Jack-ups	$124	17%	100%	$97	31%	99.8%	$96	77%	99.5%

Fleet Total			96.6%			95.5%			95.5%

(1)	Average dayrate is defined as contract drilling revenue for all of the specified rigs in our fleet per revenue earning day. A revenue earning day is defined as a 24-hour period during which a rig earns a dayrate after commencement of operations and excludes mobilization, demobilization and contract preparation days.
(2)	Utilization is calculated as the ratio of total revenue-earning days divided by the total calendar days in the period for all specified rigs in our fleet (including cold-stacked rigs, but excluding rigs under construction). As of December 31, 2015, our cold-stacked rigs included one ultra-deepwater semisubmersible, two deepwater semisubmersibles, four mid-water semisubmersibles and five jack-up rigs.
(3)	Operational efficiency is calculated as the ratio of total revenue-earning days divided by the sum of total revenue-earning days plus the number of days (or portions thereof) associated with unanticipated equipment downtime.